Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
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In re:	Chapter 11
MEGA MEDIA GROUP, INC. and	Case Nos. 09- 46811 and
ECHO BROADCASTING GROUP,	09-468 13 (jf)
Debtors.	Jointly Administered
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ORDER CONVERTING DEBTORS’ CHAPTER 11 CASES TO
CASES  UNDER CHAPTER 7

Upon the motion dated October 30, 2009 (the “Motion”) of Mega Media Group, Inc. (“MMG”) and Echo Broadcasting Group (“Echo”; collectively, the “Debtors”), debtors and debtors-in-possession herein, for an order converting the Debtors’ cases to chapter 7 of title 11 of the United States Code (the “Bankruptcy Code”); and notice of the Motion having been given to the Office of the United States Trustee, all creditors and shareholders and all entities who filed a notice of appearance; and it appearing that no other notice need be given; and a hearing on the Motion having been conducted on November 24, 2009 at which the Court heard arguments with respect to the Motion; and due deliberation having been had and sufficient cause appearing therefor, it is hereby
ORDERED, that the Debtors’ cases be, and hereby are, converted to cases under chapter 7 of the Bankruptcy Code; and it is further
ORDERED, that pursuant to Fed. R. Bankr. P. 10 19(5), the Debtors shall file (I) a schedule of unpaid debts incurred after the commencement of the Chapter 11 case within 15 days of entry of this Order, and (II) a final report within 30 days of entry of this Order; and it is further

ORDERED, that the U.S. Trustee shall forthwith appoint a Chapter 7 Trustee in each of the Debtors’ cases.

DATED:	Brooklyn, New York November 24, 2009

s/Jerome Feller
JEROME FELLER
UNITED STATES BANKRUPTCY JUDGE